Exhibit 99.1

NEWS RELEASE

Media Contact: Michele Long Phone (610) 251-1000 mmlong@triumphgroup.com	Investor Relations Contact: Mike Pici Phone (610) 251-1000 mpici@triumphgroup.com

TRIUMPH GROUP REPORTS SECOND QUARTER FISCAL 2019 RESULTS

Reaffirms Fiscal Year 2019 Net Sales, EPS and Cash Guidance

Reports Second Consecutive Quarter of Organic Sales Growth

Completes Divestiture of Long and Large Operations

BERWYN, Pa. - November 8, 2018 - Triumph Group, Inc. (NYSE: TGI) (“Triumph” or the “Company”) today reported financial results for its second quarter of fiscal year 2019, which ended September 30, 2018.

Second Quarter 2019 Highlights

•	Net sales were $855.1 million.

•	Operating loss was ($2.0) million. On an adjusted basis, operating income was $35.2 million

•	Net loss was ($14.7) million, or ($0.30) per share. On an adjusted basis, net income was $20.2 million, or $0.40 per diluted share.

•	Cash used in operations was ($131.5) million, and free cash use was ($143.5) million.

•	Management reaffirms guidance for fiscal year 2019 net sales, EPS and cash usage.
“Triumph made important progress against key operational and financial objectives during the second quarter and results were consistent with our expectations, keeping us on track to achieve our fiscal 2019 financial targets,” stated Daniel J. Crowley, Triumph’s president and chief executive officer. “All three of our segments generated organic sales growth on both a year-over-year and sequential basis as we ramped up production on various development and narrow-body programs. As expected, several new, high-quality wins fueled order momentum during the quarter, positioning us to maintain our top-line growth trajectory.”
Mr. Crowley continued, “While our second quarter cash usage increased relative to the first quarter as anticipated, we expect to reverse this trend in the second half of the fiscal year as we advance further towards resolutions on certain cash-intensive Aerospace Structures programs. We reaffirm cash guidance for fiscal 2019, reflecting our confidence that Triumph will meet its stated goal of being cash flow positive in the fourth quarter.”

Mr. Crowley continued, “We remain focused on de-risking the portfolio and strengthening our backlog. During the quarter we closed on a previously announced divestiture in Aerospace Structures and identified other potential opportunities and we are on track to meet our goal of divesting businesses with approximately $300 million of revenue across the portfolio. We are confident that these actions will position Triumph for improved profitability and cash flow during the second half of the fiscal year. With momentum building and a clear path forward, we are well positioned to complete our turnaround and accelerate our objectives of delivering profitable growth and positive cash flow for shareholders.”

Second Quarter Fiscal Year 2019 Overview

After accounting for divestitures and the impact of the adoption of ASC 606, sales for the second quarter of fiscal 2019 were up 12% organically from the comparable prior year period. Sales growth was driven by increased shipments for narrow body programs such as the 737 and A320, military platforms such as aftermarket services on the KC-10 and C-17 and, development programs transitioning to production.
Second quarter operating loss of ($2.0) million included a $13.1 million loss on divestitures, $11.8 million of restructuring costs and $19.9 million related to a forward loss charge on the Global 7500 program, partially offset by a $7.6 million forward loss reduction related to a Gulfstream program in Aerospace Structures. Net loss for the second quarter of fiscal year 2019 was ($14.7) million, or ($0.30) per share. On an adjusted basis, net income was $20.2 million, or $0.40 per diluted share. Triumph’s results included the following:

($ millions except EPS)	Pre-tax	After-tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(14.2)	$(14.7)	$(0.30)

Loss on divestitures	13.1	13.1	0.26
Global 7500 forward loss charge	19.9	17.6	0.35
Gulfstream forward loss reduction	(7.6)	(6.7)	(0.14)
Refinancing costs	1.3	1.1	0.02
Transformation related costs:
Restructuring costs (cash)	11.8	9.8	0.20

Adjusted Income from Continuing Operations - non-GAAP	$24.3	$20.2	$0.40	*
*Difference due to rounding

The number of shares used in computing diluted earnings per share for the second quarter of fiscal year 2019 was 49.6 million.
Backlog was $4.3 billion, a 1% increase from the prior year period and down slightly on a sequential basis reflecting increased selectivity in pursuing new awards based on projected profitability and cash flow and the impact of divestitures in Aerospace Structures.

For the six-months ended September 30, 2018, cash flow used in operations was ($197.2) million, reflecting approximately ($132.0) million for the liquidation of customer advances and approximately ($173.0) million of cash used on the Global 7500 program.

Outlook

Based on anticipated aircraft production rates and completed divestitures, the Company continues to expect that net sales for fiscal year 2019 will be approximately $3.3 to $3.4 billion, up from fiscal 2018 as development programs enter production, and sales from continuing programs along with new wins offset waning programs.

The Company expects fiscal year 2019 earnings per share to be ($0.55) to $0.15, or $1.50 to $2.10 per diluted share, adjusted for pension accounting changes, certain forward loss charges (reductions), transformation related costs and loss on divestitures.

The Company expects fiscal year 2019 cash used in operations of ($150.0) to ($190.0) million, and free cash flow use of ($200.0) to ($250.0) million.

The Company’s current outlook reflects adjustments detailed in the attached tables but excludes the impact of any potential future divestitures.

Conference Call

Triumph Group will hold a conference call today, November 8th at 8:30 a.m. (ET) to discuss the second quarter fiscal year 2019 results. The conference call will be available live and archived on the Company’s website at http://www.triumphgroup.com. A slide presentation will be included with the audio portion of the webcast. An audio replay will be available from November 8th to November 15th by calling (855) 859-2056 (Domestic) or (404) 537-3406 (International), passcode #2154579.

About Triumph Group

Triumph Group, Inc., headquartered in Berwyn, Pennsylvania, designs, engineers, manufactures, repairs and overhauls a broad portfolio of aerospace and defense systems, components and structures. The company serves the global aviation industry, including original equipment manufacturers and the full spectrum of military and commercial aircraft operators.

More information about Triumph can be found on the Company’s website at www.triumphgroup.com.

Forward Looking Statements

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about financial and operational performance, revenues, earnings per share, cash flow or use, cost savings and operational efficiencies and organizational restructurings. All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company. Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph Group’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2018.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING PAGES

FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
CONDENSED STATEMENTS OF INCOME	2018	2017*	2018	2017*

Net sales	$855,108	$745,156	$1,688,008	$1,526,845

Cost of sales (exclusive of depreciation shown below)	724,474	598,403	1,494,688	1,244,210
Selling, general and administrative	69,551	75,442	151,208	155,689
Depreciation and amortization	38,134	40,868	76,945	79,999
Restructuring	11,832	10,101	15,879	27,602
Loss on divestiture	13,118	20,371	17,837	20,371
Operating loss	(2,001)	(29)	(68,549)	(1,026)

Interest expense and other	28,714	25,375	54,206	46,393
Non-service defined benefit income	(16,524)	(18,877)	(33,061)	(38,283)
Income tax expense (benefit)	485	(1,149)	1,516	(1,827)

Net loss	$(14,676)	$(5,378)	$(91,210)	$(7,309)

Earnings per share - basic:

Net loss	$(0.30)	$(0.11)	$(1.84)	$(0.15)

Weighted average common shares outstanding - basic	49,628	49,428	49,590	49,400

Earnings per share - diluted:

Net loss	$(0.30)	$(0.11)	$(1.84)	$(0.15)

Weighted average common shares outstanding - diluted	49,628	49,428	49,590	49,400

Dividends declared and paid per common share	$0.04	$0.04	$0.08	$0.08
* Adjusted for ASU 2017-07 (Pension)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

BALANCE SHEET	Unaudited	Audited
	September 30,	March 31,
	2018	2018
Assets
Cash and cash equivalents	$33,227	$35,819
Accounts receivable, net	377,138	376,612
Contract assets	569,934	37,573
Inventories, net of unliquidated progress payments of $0 and $387,146	533,583	1,427,169
Prepaid and other current assets	28,773	44,428
Assets held for sale	1,198	1,324
Current assets	1,543,853	1,922,925

Property and equipment, net	714,022	726,003
Goodwill	586,518	592,828
Intangible assets, net	479,910	507,681
Other, net	51,080	57,627

Total assets	$3,375,383	$3,807,064

Liabilities & Stockholders' (Deficit) Equity
Current portion of long-term debt	$14,993	$16,527
Accounts payable	561,473	418,367
Contract liabilities	354,963	321,191
Accrued expenses	230,088	235,914
Liabilities related to assets held for sale	244	440
Current liabilities	1,161,761	992,439

Long-term debt, less current portion	1,613,046	1,421,757
Accrued pension and post-retirement benefits, noncurrent	447,684	483,887
Deferred income taxes, noncurrent	16,012	16,582
Other noncurrent liabilities	374,931	441,865

Stockholders' (Deficit) Equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 52,460,920 and 52,460,920 shares issued	51	51
Capital in excess of par value	852,402	851,280
Treasury stock, at cost, 2,648,203 and 2,791,072 shares	(174,311)	(179,082)
Accumulated other comprehensive loss	(382,225)	(367,870)
(Accumulated deficit) retained earnings	(533,968)	146,155
Total stockholders' (deficit) equity	(238,051)	450,534

Total liabilities and stockholders' (deficit) equity	$3,375,383	$3,807,064

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except share data)

	Six Months Ended September 30,
	2018	2017

Operating Activities
Net loss	$(91,210)	$(7,309)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	76,945	79,999
Amortization of acquired contract liabilities	(34,038)	(57,371)
Loss on divestitures	17,837	20,371
Other amortization included in interest expense	4,852	7,819
Provision for (recovery of) doubtful accounts receivable	212	(568)
Benefit for deferred income taxes	—	(422)
Employee stock-based compensation	5,728	3,418
Changes in assets and liabilities, excluding the effects of acquisitions and dispositions of businesses:
Trade and other receivables	(4,722)	(40,434)
Contract assets	6,129	20,756
Inventories	(49,981)	(29,269)
Prepaid expenses and other current assets	5,918	2,925
Accounts payable, accrued expenses and contract liabilities	(101,460)	(246,118)
Accrued pension and other postretirement benefits	(37,021)	(46,049)
Other	3,632	(6,813)
Net cash used in operating activities	(197,179)	(299,065)
Investing Activities
Capital expenditures	(24,254)	(22,775)
Proceeds from sale of assets	41,037	67,882
Net cash provided by investing activities	16,783	45,107
Financing Activities
Net increase in revolving credit facility	219,773	87,393
Proceeds from issuance of long-term debt and capital leases	24,700	510,800
Repayment of debt and capital lease obligations	(58,823)	(357,046)
Payment of deferred financing costs	(1,922)	(17,120)
Dividends paid	(3,981)	(3,970)
Repurchase of restricted shares for minimum tax obligation	(548)	(334)
Net cash provided by financing activities	179,199	219,723
Effect of exchange rate changes on cash	(1,395)	(1,729)
Net change in cash	(2,592)	(35,964)
Cash and cash equivalents at beginning of period	35,819	69,633
Cash and cash equivalents at end of period	$33,227	$33,669

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

SEGMENT DATA	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017*	2018	2017*
Net Sales:
Integrated Systems	$260,717	$233,765	$501,756	$471,900
Aerospace Structures	528,367	447,772	1,060,753	931,088
Product Support	72,199	68,366	138,414	134,799
Elimination of inter-segment sales	(6,175)	(4,747)	(12,915)	(10,942)
	$855,108	$745,156	$1,688,008	$1,526,845

Operating (Loss) Income:
Integrated Systems	$39,866	$41,641	$75,275	$88,624
Aerospace Structures	(22,744)	(9,052)	(102,331)	(31,570)
Product Support	11,514	11,233	19,183	19,670
Corporate	(30,637)	(43,851)	(60,676)	(77,750)
	$(2,001)	$(29)	$(68,549)	$(1,026)

Operating Margin %
Integrated Systems	15.3%	17.8%	15.0%	18.8%
Aerospace Structures	(4.3)%	(2.0)%	(9.6)%	(3.4)%
Product Support	15.9%	16.4%	13.9%	14.6%
Consolidated	(0.2)%	—%	(4.1)%	(0.1)%

Depreciation and Amortization:
Integrated Systems	$7,384	$9,588	$14,939	$19,539
Aerospace Structures	28,294	29,305	57,214	56,445
Product Support	1,664	1,667	3,334	3,405
Corporate	792	308	1,458	610
	$38,134	$40,868	$76,945	$79,999

Amortization of Acquired Contract Liabilities:
Integrated Systems	$(8,768)	$(9,299)	$(17,617)	$(16,602)
Aerospace Structures	(8,036)	(18,599)	(16,421)	(40,769)
	$(16,804)	$(27,898)	$(34,038)	$(57,371)

Capital Expenditures:
Integrated Systems	$3,828	$1,455	$5,437	$4,020
Aerospace Structures	7,077	7,796	17,215	16,275
Product Support	671	769	1,019	1,030
Corporate	478	670	583	1,450
	$12,054	$10,690	$24,254	$22,775

* Adjusted for ASU 2017-7 (Pension)

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures

We prepare and publicly release quarterly unaudited financial statements prepared in accordance with GAAP. In accordance with the Securities and Exchange Commission (“SEC”) guidance on Compliance and Disclosure Interpretations, we also disclose and discuss certain non-GAAP financial measures in our public releases. Currently, the non-GAAP financial measures that we disclose are Adjusted EBITDA and Adjusted EBITDAP. Adjusted EBITDA is our net income before interest, income taxes, amortization of acquired contract liabilities, curtailments, settlements and early retirement incentives, legal settlements, depreciation and amortization. Adjusted EBITDAP is Adjusted EBITDA less pension & other post-retirement benefits. We disclose Adjusted EBITDA and Adjusted EBITDAP on a consolidated basis and Adjusted EBITDAP on an operating segment basis in our earnings releases, investor conference calls, and filings with the SEC. The non-GAAP financial measures that we use may not be comparable to similarly titled measures reported by other companies. Also, in the future, we may disclose different non-GAAP financial measures in order to help our investors more meaningfully evaluate and compare our future results of operations to our previously reported results of operations.

We view Adjusted EBITDA and Adjusted EBITDAP as operating performance measures and, as such, we believe that the GAAP financial measure most directly comparable to it is net income. In calculating Adjusted EBITDA and Adjusted EBITDAP, we exclude from net income the financial items that we believe should be separately identified to provide additional analysis of the financial components of the day-to-day operation of our business. We have outlined below the type and scope of these exclusions and the material limitations on the use of these non-GAAP financial measures as a result of these exclusions. Adjusted EBITDA and Adjusted EBITDAP are not measurements of financial performance under GAAP and should not be considered as a measure of liquidity, as an alternative to net income (loss), income from continuing operations, or as an indicator of any other measure of performance derived in accordance with GAAP. Investors and potential investors in our securities should not rely on Adjusted EBITDA or Adjusted EBITDAP as substitutes for any GAAP financial measures, including net income (loss) or income from continuing operations. In addition, we urge investors and potential investors in our securities to carefully review the reconciliation of Adjusted EBITDA and Adjusted EBITDAP to net income set forth below, in our earnings releases and in other filings with the SEC and to carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q and our Annual Reports on Form 10-K that are filed with the SEC, as well as our quarterly earnings releases, and compare the GAAP financial information with our Adjusted EBITDA.

Adjusted EBITDA and Adjusted EBITDAP are used by management to internally measure our operating and management performance and by investors as a supplemental financial measure to evaluate the performance of our business that, when viewed with our GAAP results and the accompanying reconciliation, we believe provides additional information that is useful to gain an understanding of the factors and trends affecting our business. We have spent more than 20 years expanding our product and service capabilities partially through acquisitions of complementary businesses. Due to the expansion of our operations, which included acquisitions, our net income has included significant charges for depreciation and amortization. Adjusted EBITDA and Adjusted EBITDAP exclude these charges and provide meaningful information about the operating performance of our business, apart from charges for depreciation and amortization. We believe the disclosures of Adjusted EBITDA and Adjusted EBITDAP help investors meaningfully evaluate and compare our performance from quarter to quarter and from year to year. We also believe Adjusted EBITDA and Adjusted EBITDAP are measures of our ongoing operating performance because the isolation of non-cash income and expenses, such as amortization of acquired contract liabilities, depreciation and amortization, and non-operating items, such as interest and income taxes, provides additional information about our cost structure, and, over time, helps track our operating progress. In addition, investors, securities analysts and others have regularly relied on Adjusted EBITDA to provide a financial measure by which to compare our operating performance against that of other companies in our industry.

Set forth below are descriptions of the financial items that have been excluded from our net income to calculate Adjusted EBITDA and Adjusted EBITDAP and the material limitations associated with using this non-GAAP financial measure as compared to net income:

•
Divestitures may be useful for investors to consider because they reflect gains or losses from sale of operating units. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

•
Legal settlements may be useful to investors to consider because they reflect gains or losses from disputes with third parties. We do not believe that these gains or losses necessarily reflect the current and ongoing cash earnings related to our operations.

•
Non-service defined benefit income (inclusive of the adoption of ASU 2017-07) may be useful to investors to consider because they represent the cost of post-retirement benefits to plan participants, net of the assumption of returns on the plan's assets and are not indicative of the cash paid for such benefits. We do not believe these earnings (expenses) necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization of acquired contract liabilities may be useful for investors to consider because it represents the non-cash earnings on the fair value of below market contracts acquired through acquisitions. We do not believe these earnings necessarily reflect the current and ongoing cash earnings related to our operations.

•
Amortization expenses may be useful for investors to consider because it represents the estimated attrition of our acquired customer base and the diminishing value of product rights and licenses. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
Depreciation may be useful for investors to consider because they generally represent the wear and tear on our property and equipment used in our operations. We do not believe these charges necessarily reflect the current and ongoing cash charges related to our operating cost structure.

•
The amount of interest expense and other we incur may be useful for investors to consider and may result in current cash inflows or outflows. However, we do not consider the amount of interest expense and other to be a representative component of the day-to-day operating performance of our business.

•
Income tax expense may be useful for investors to consider because it generally represents the taxes which may be payable for the period and the change in deferred income taxes during the period and may reduce the amount of funds otherwise available for use in our business.  However, we do not consider the amount of income tax expense to be a representative component of the day-to-day operating performance of our business.

Management compensates for the above-described limitations of using non-GAAP measures by using a non-GAAP measure only to supplement our GAAP results and to provide additional information that is useful to gain an understanding of the factors and trends affecting our business.

(Continued)
FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

The following table shows our Adjusted EBITDA and Adjusted EBITDAP reconciled to our net income for the indicated periods (in thousands):

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA):
Net Loss	$(14,676)	$(5,378)	$(91,210)	$(7,309)

Add-back:
Income tax expense (benefit)	485	(1,149)	1,516	(1,827)
Interest expense and other	28,714	25,375	54,206	46,393
Loss on divestitures	13,118	20,371	17,837	20,371
Pension settlement charge	—	523	—	523
Adoption of ASU 2017-07	—	—	87,241	—
Amortization of acquired contract liabilities	(16,804)	(27,898)	(34,038)	(57,371)
Depreciation and amortization	38,134	40,868	76,945	79,999

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA")	$48,971	$52,712	$112,497	$80,779

Non-service defined benefit income (excluding settlements)	(16,524)	(19,400)	(33,061)	(38,806)

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$32,447	$33,312	$79,436	$41,973

Net Sales	$855,108	$745,156	$1,688,008	$1,526,845

Net Loss Margin	(1.7)%	(0.7)%	(5.4)%	(0.5)%

Adjusted EBITDAP Margin	3.9%	4.6%	4.8%	2.9%

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(14,676)

Add-back:
Non-service defined benefit income	(16,524)
Income tax expense	485
Interest expense and other	28,714

Operating (Loss) Income	$(2,001)	$39,866	$(22,744)	$11,514	$(30,637)
Loss on divestitures	13,118	—	—	—	13,118
Amortization of acquired contract liabilities	(16,804)	(8,768)	(8,036)	—	—
Depreciation and amortization	38,134	7,384	28,294	1,664	792

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$32,447	$38,482	$(2,486)	$13,178	$(16,727)

Net Sales	$855,108	$260,717	$528,367	$72,199	$(6,175)

Adjusted EBITDAP Margin	3.9%	15.3%	(0.5)%	18.3%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	For the Six Months Ended September 30, 2018
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate/Eliminations

Net Loss	$(91,210)

Add-back:
Non-service defined benefit income	(33,061)
Income tax expense	1,516
Interest expense and other	54,206

Operating (Loss) Income	$(68,549)	$75,275	$(102,331)	$19,183	$(60,676)
Loss on divestitures	17,837	—	—	—	17,837
Adoption of ASU 2017-07	87,241	—	87,241	—	—
Amortization of acquired contract liabilities	(34,038)	(17,617)	(16,421)	—	—
Depreciation and amortization	76,945	14,939	57,214	3,334	1,458

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$79,436	$72,597	$25,703	$22,517	$(41,381)

Net Sales	$1,688,008	$501,756	$1,060,753	$138,414	$(12,915)

Adjusted EBITDAP Margin	4.8%	15.0%	2.5%	16.3%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended September 30, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate / Eliminations

Net loss	$(5,378)

Add-back:
Non-service defined benefit income	(18,877)
Income tax benefit	(1,149)
Interest expense and other	25,375

Operating (Loss) Income	$(29)	$41,641	$(9,052)	$11,233	$(43,851)
Loss on divestitures	20,371	—	—	—	20,371
Amortization of acquired contract liabilities	(27,898)	(9,299)	(18,599)	—	—
Depreciation and amortization	40,868	9,588	29,305	1,667	308

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$33,312	$41,930	$1,654	$12,900	$(23,172)

Net Sales	$745,156	$233,765	$447,772	$68,366	$(4,747)

Adjusted EBITDAP Margin	4.6%	18.7%	0.4%	18.9%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	For the Six Months Ended September 30, 2017
		Segment Data
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Pension (EBITDAP):	Total	Integrated Systems	Aerospace Structures	Product Support	Corporate / Eliminations

Net loss	$(7,309)

Add-back:
Non-service defined benefit income	(38,283)
Income tax benefit	(1,827)
Interest expense and other	46,393

Operating (Loss) Income	$(1,026)	$88,624	$(31,570)	$19,670	$(77,750)
Loss on divestitures	20,371	—	—	—	20,371
Amortization of acquired contract liabilities	(57,371)	(16,602)	(40,769)	—	—
Depreciation and amortization	79,999	19,539	56,445	3,405	610

Adjusted Earnings (Losses) before Interest, Taxes, Depreciation and Amortization, and Pension ("Adjusted EBITDAP")	$41,973	$91,561	$(15,894)	$23,075	$(56,769)

Net Sales	$1,526,845	$471,900	$931,088	$134,799	$(10,942)

Adjusted EBITDAP Margin	2.9%	20.1%	(1.8)%	17.1%	n/a

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Adjusted income from continuing operations, before income taxes, adjusted income from continuing operations and adjusted income from continuing operations per diluted share, before non-recurring costs have been provided for consistency and comparability. These measures should not be considered in isolation or as alternatives to income from continuing operations before income taxes, income from continuing operations and income from continuing operations per diluted share presented in accordance with GAAP. The following tables reconcile income from continuing operations before income taxes, income from continuing operations, and income from continuing operations per diluted share, before non-recurring costs.

	Three Months Ended
	September 30, 2018
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(14,191)	$(14,676)	$(0.30)
Adjustments:
Loss on divestitures	13,118	13,118	0.26
Global 7500 forward loss charge	19,926	17,621	0.35
Reduction of prior Gulfstream forward loss	(7,624)	(6,742)	(0.14)
Restructuring costs	11,832	9,821	0.20
Refinancing costs	1,281	1,063	0.02
Adjusted Income from Continuing Operations - non-GAAP	$24,342	$20,204	$0.40	*

	For the Six Months Ended
	September 30, 2018
	Pre-Tax	After-Tax	Diluted EPS		FY19 EPS Guidance Range
Loss from Continuing Operations - GAAP	$(89,694)	$(91,210)	$(1.84)		$(1.20) - $(0.50)
Adjustments:
Adoption of ASU 2017-07	87,241	85,474	1.71		$1.71
Loss on divestitures	17,837	17,837	0.36		$0.36
Global 7500 forward loss charge	19,926	17,621	0.35		$0.35
Reduction of prior Gulfstream forward loss	(7,624)	(6,742)	(0.14)		$(0.14)
Restructuring costs	15,879	13,180	0.26		$0.30 - $0.40
Refinancing costs	1,281	1,063	0.02		$0.02
Adjusted Income from Continuing Operations - non-GAAP	$44,846	$37,222	$0.75	*	$1.50 - $2.10
* Difference due to rounding

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended
	September 30, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(6,527)	$(5,378)	$(0.11)
Adjustments:
Loss on divestitures	20,371	20,371	0.41
Restructuring costs (non-cash - included in depreciation)	1,295	1,036	0.02
Restructuring costs (cash)	10,101	8,081	0.16
Refinancing costs	1,986	1,589	0.03
Adjusted Income from Continuing Operations - non-GAAP	$27,226	$25,699	$0.52	*

	For the Six Months Ended
	September 30, 2017
	Pre-Tax	After-Tax	Diluted EPS
Loss from Continuing Operations - GAAP	$(9,136)	$(7,309)	$(0.15)
Adjustments:
Loss on divestiture	20,371	20,371	0.41
Restructuring costs (non-cash - included in depreciation)	2,156	1,725	0.03
Restructuring costs (cash)	27,602	22,082	0.45
Refinancing costs	1,986	1,589	0.03
Adjusted Income from Continuing Operations - non-GAAP	$42,979	$38,458	$0.78	*
* Difference due to rounding

The following table reconciles our Operating income to Adjusted Operating income as noted above.

	Three Months Ended		For the Six Months Ended
	September 30, 2018	September 30, 2017	September 30, 2018	September 30, 2017
Operating Loss - GAAP	$(2,001)	(29)	$(68,549)	$(1,026)

Adjustments:
Adoption of ASU 2017-07	—	—	87,241	—
Loss on divestitures	13,118	20,371	17,837	20,371
Global 7500 forward loss charge	19,926	—	19,926	—
Reduction of prior Gulfstream forward loss	(7,624)	—	(7,624)	—
Restructuring costs (non-cash - included in depreciation)	—	1,295	—	2,156
Restructuring costs (cash)	11,832	10,101	15,879	27,602
Adjusted Operating Income - non-GAAP	$35,251	$31,738	$64,710	$49,103

(Continued)
 FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES
(dollars in thousands, except per share data)

Non-GAAP Financial Measure Disclosures (continued)

Cash provided by operations, is provided for consistency and comparability. We also use free cash flow as a key factor in planning for and consideration of strategic acquisitions and the repayment of debt. This measure should not be considered in isolation, as a measure of residual cash flow available for discretionary purposes, or as an alternative to operating results presented in accordance with GAAP. The following table reconciles cash provided by operations to free cash flow.

	For the Three Months Ended		For the Six Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Cash flow from operations	$(131,464)	$(200,017)	$(197,179)	$(299,065)
Less:
Capital expenditures	(12,054)	(10,690)	(24,254)	(22,775)
Free cash flow	$(143,518)	$(210,707)	$(221,433)	$(321,840)

	FY19 Cash Flow Guidance Range
Cash flow from operations	$(150,000) - $(190,000)
Less:
Capital expenditures	(50,000) - (60,000)
Free cash flow	$(200,000) - $(250,000)

We use "Net Debt to Capital" as a measure of financial leverage.  The following table sets forth the computation of Net Debt to Capital:

	September 30,	March 31,
	2018	2018
Calculation of Net Debt
Current portion	$14,993	$16,527
Long-term debt	1,613,046	1,421,757
Total debt	1,628,039	1,438,284
Plus: Deferred debt issuance costs	15,062	16,949
Less: Cash	(33,227)	(35,819)
Net debt	$1,609,874	$1,419,414

Calculation of Capital
Net debt	$1,609,874	$1,419,414
Stockholders' (deficit) equity	(238,051)	450,534
Total capital	$1,371,823	$1,869,948

Percent of net debt to capital	117.4%	75.9%